UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 14, 2008

DYAX CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-24537	04-3053198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Technology Square

Cambridge, MA  02139

(Address of Principal Executive Offices)  (Zip Code)

(617) 225-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On July 14, 2008, Dyax Corp. and Dompé Farmaceutici S.p.A. entered into a securities sale agreement pursuant to which Dyax agreed to sell to Dompé 2,008,032 shares of Dyax common stock in a private placement at a purchase price of $4.98 per share.  Dompé entered into the securities sale agreement in exchange for an exclusive right, which expires on September 30, 2008, to negotiate with Dyax for a European license of Dyax’s DX-88 compound for use in angioedema indications, including hereditary angioedema.  The sale of the shares occurred on July 17, 2008.

Dyax issued the shares to Dompé in reliance on an exemption from registration under the Securities Act pursuant to Section 4(2) thereof.  Dompé has represented to Dyax in the securities sale agreement that it is acquiring the shares of Dyax common stock for investment and not for distribution.

Item 3.02               Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report with respect to the issuance of the shares of Dyax common stock is incorporated herein by this reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYAX CORP.

Dated: July 17, 2008	By:	/s/ Ivana Magovcevic-Liebisch
Ivana Magovcevic-Liebisch
Executive Vice President of Administration
and General Counsel